Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Massachusetts Premium Income Municipal Fund
811-07486


The annual meeting of shareholders was held in the offices of Nuveen Investments on January 3, 2014; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies and the approval of an Agreement and Plan of Reorganization, along with the approval of Issuance of Additional Common
Shares. The meeting was subsequently adjourned to February 7, 2014, March 7, 2014, April 4, 2014 and
May 2, 2014.


Voting results for the meeting are as follows:


Common
Shares
<c> Common and Preferred Shares voting
together as a class
<c>  Preferred Shares
To approve the elimination of the fundamental policies relating to the Funds ability to make loans.



   For

             4,227,652
             1,822,842
   Against

                323,335
                180,558
   Abstain

                182,537
                  61,500
   Broker Non-Votes

             1,375,720
                602,147
      Total

             6,109,244
             2,667,047




To approve the new fundamental policy
relating to the Funds ability to make loans.



   For

             4,276,347
             1,874,842
   Against

                278,558
                130,558
   Abstain

                178,619
                  59,500
   Broker Non-Votes

             1,375,720
                602,147
      Total

             6,109,244
             2,667,047




To approve an Agreement and Plan of
Reorganization



   For

             4,324,382
             1,870,442
   Against

                249,753
                134,423
   Abstain

                159,389
                  60,035
   Broker Non-Votes

             1,375,720
                602,147
      Total

             6,109,244
             2,667,047




To approve the issuance of additional common shares in connection with each Reorganization.



   For
             2,389,413
             4,225,855

   Against
                172,564
                340,987

   Abstain
                106,647
                166,682

      Total
             2,668,624
             4,733,524






Proxy materials for the annual meeting are herein incorporated by reference to the SEC filing on October 18, 2013, under Conformed Submission Type 497, accession number 0001193125-13-404011.